                                                                   EXHIBIT 10.37

                    AGREEMENT AND PLAN OF MERGER dated as of July 30, 1997, between SDW ACQUISITION II CORPORATION, a Delaware corporation ("SDW Acquisition"), and SDW HOLDINGS
                                  ---------------
                    CORPORATION, a Delaware corporation ("Holdings").
                                                          --------


     WHEREAS, the respective Boards of Directors of SDW Acquisition and Holdings have approved the merger of SDW Acquisition into Holdings (the "Merger"), upon
                                                                ------
the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, for U.S. Federal income tax purposes, the Merger will constitute
(i) a taxable stock purchase by Heritage Springer Limited, a company organized under the laws of the British Virgin Islands ("HSL"), and Sappi Deutschland
                                               ---
GmbH, a company incorporated in Germany ("Sappi Deutschland"), of the shares of
                                          -----------------
Holdings Common Stock held by Cash Holders (as defined below) and (ii) a recapitalization to the extent that (A) Sappi Deutschland's shares of Holdings Common Stock (as defined below) are recapitalized into shares of Class A Common Stock of the Surviving Corporation (as defined below) and (B) HSL's shares of Holdings Common Stock are recapitalized into shares of Class B Common Stock of the Surviving Corporation; and

     WHEREAS, SDW Acquisition and Holdings desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement the parties agree as follows:


                                   ARTICLE I

                                   The Merger
                                   ----------

     SECTION 1.01.  The Merger.  Upon the terms and subject to the conditions
                    -----------
set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), SDW Acquisition shall be merged with and into
                      ----
Holdings at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of SDW Acquisition shall cease and Holdings shall continue as the surviving corporation (the "Surviving Corporation") and
                                                  ---------------------
shall succeed to and assume all the rights and obligations of SDW Acquisition in accordance with the DGCL.

     SECTION 1.02.  Closing.  The closing of the Merger (the "Closing") will
                    --------                                  -------
take place at a date and time to be specified by the parties, subject to satisfaction or waiver of the conditions set forth in Sections 5.01, 5.02 and
5.03 (the "Closing Date"), at the offices of Cravath, Swaine & Moore, 825 Eighth
           ------------
Avenue, New York, New York 10019, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 1.03.  Effective Time.  As soon as practicable following the
                    ---------------
satisfaction or waiver of the conditions set forth in Article V, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant
           ---------------------
provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such subsequent time as shall be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").
                                             --------------

     SECTION 1.04.  Effects of the Merger.  The Merger shall have the effects
                    ----------------------
set forth in Section 259 of the DGCL.

     SECTION 1.05.  Certificate of Incorporation and By-Laws.  (a)  The Restated
                    -----------------------------------------
Certificate of Incorporation of Holdings, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that Article FOURTH of such Restated Certificate of Incorporation is as set forth in Annex A hereto;

provided however that such amendment shall not result in any amendment or
-------- -------
deletion of Holdings' Certificate of Designations of 15% Senior Exchangeable Preferred Stock filed with the Secretary of State of the State of Delaware on December 19, 1994, as corrected by the Certificate of Corrections filed with the Secretary of State of the State of Delaware on January 25, 1995, as further amended by the Certificate of Amendment of Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on July 6, 1995 (the "Certificate of Designations").
      ---------------------------

     (b) The By-laws of Holdings as in effect at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.06.  Directors.  The directors of Holdings at the Effective Time
                    ----------
shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

     SECTION 1.07.  Officers.  The officers of Holdings at the Effective Time
                    ---------
shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                ------------------------------------------------
               Constituent Corporations; Exchange of Certificates
               --------------------------------------------------

     SECTION 2.01.  Effect on Capital Stock.  As of the Effective Time, by
                    ------------------------
virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $0.01 per share, of Holdings ("Holdings Common
                                                                 ---------------
Stock") or preferred stock, par value $0.01 per share of Holdings or any shares
-----
of capital stock of SDW Acquisition:

     (a)  Cancellation of Treasury Stock.  Each share of Holdings Common Stock
          -------------------------------
     that is owned by Holdings as treasury stock shall automatically be cancelled and retired and cease to exist and each share of capital stock of SDW Acquisition that is owned by SDW Acquisition as treasury stock shall automatically be cancelled and retired and cease to exist.

     (b)  Capital Stock of SDW Acquisition.  Each issued and outstanding share
          ---------------------------------
     of Class B Common Stock of SDW Acquisition shall be converted into the right to receive one share of Class B Common Stock of the Surviving Corporation and each issued and outstanding share of Class A Common Stock of SDW Acquisition shall be converted into the right to receive one share of Class A Common Stock of the Surviving Corporation.

     (c)  Holdings Common Stock.  Subject to Sections 2.01(a) and 2.01(e), (x)
          ----------------------
     each issued and outstanding share of Holdings Common Stock held by HSL, Sappi Deutschland, Sappi Limited, a company organized under the laws of South Africa, and any affiliate of Sappi Limited (together, the "Non-Cash
                                                                      --------
     Holders") shall be canceled and (y) each issued and outstanding share of
     -------
     Holdings Common Stock held by any holder other than
     a Non-Cash Holder (a "Cash Holder") shall be converted into the right to
                           -----------
     receive $17.60 per share in cash (the "Cash Consideration"). As of the
                                            ------------------
     Effective Time, all such shares of Holdings Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Holdings Common Stock shall cease to have any rights with respect thereto, except Cash Holders shall have the right to receive the Cash Consideration per share paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

     (d)  Holdings Preferred Stock.  Each issued and outstanding share of 15%
          -------------------------
     Senior Exchangeable Preferred Stock of Holdings shall remain outstanding as 15% Senior Exchangeable Preferred Stock of the Surviving Corporation.

     (e)  Dissenting Shares.  Notwithstanding anything in this Agreement to the
          ------------------
     contrary, shares of Holdings Common Stock and 15% Senior Exchangeable Preferred Stock of Holdings ("Holdings Preferred Stock") outstanding
                                   ------------------------
     immediately prior to the Effective Time held by a holder (if any) who is entitled to demand, and who properly demands, appraisal of such Holdings Common Stock or Holdings Preferred Stock, as applicable, in accordance with
     Section 262 of the DGCL shall not be subject to Sections 2.01(c) and (d), as applicable, unless such holder fails to perfect or otherwise loses such holder's rights to appraisal, if any. If after the Effective Time, any such holder fails to perfect or loses any such right to appraisal, the shares of such holder shall be treated as if they had been subject to
     Section 2.01(c) and (d), as applicable, as of the Effective Time.

     (f)  Withholding Rights.  The Surviving Corporation shall be entitled to
          -------------------
     deduct and withhold from the consideration otherwise payable pursuant to this Agreement to stockholders such amounts as it is required to deduct and withhold with respect to the making of such payment under the provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares in respect of which such deduction and withholding was made by the Surviving Corporation.

     SECTION 2.02.  Exchange of Certificates. (a)  Exchange Agent.  As of the
                    -------------------------      ---------------
Effective Time, the Surviving Corporation shall deposit with a bank or trust company as may be designated by it prior to the Effective Time (the "Exchange
                                                                     --------
Agent"), for the benefit of the Cash Holders, for exchange in accordance with
-----
this Article II, through the Exchange Agent, an amount equal to the Cash Consideration multiplied by the aggregate number of shares of Holdings Common Stock held by the Cash Holders (the "Cash Fund").
                                     ---------

     (b) Exchange Procedures.  As soon as reasonably practicable after the
         --------------------
Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (a "Certificate") which
                                                      -----------
immediately prior to the Effective Time represented Holdings Common Stock converted into the right to receive the Cash Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Holdings may specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Cash Consideration therefor. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Company, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a payment equal to the aggregate Cash Consideration payable in respect of the shares of Holdings Common Stock held by such Cash Holder, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Holdings Common Stock which is not registered in the transfer records of Holdings, the Cash Consideration with respect to such shares may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of any Cash Consideration to a person other than the registered holder of such Certificate or establish to the satisfaction of Holdings that such tax has been paid or is not applicable.
Until surrendered as contemplated by this Section 2.02, each Certificate held by a Cash Holder shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Cash Consideration payable with respect to such shares of Holdings Common Stock as contemplated by this
Section 2.02. No interest will be paid or will accrue on any Cash Consideration payable.

     (c)  No Further Ownership Rights in Company Common Stock.  All Cash
          ----------------------------------------------------
Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Holdings Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Holdings Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled as provided in this Article II.

     (d)  Termination of Cash Fund.  Any portion of the Cash Fund which remains
          -------------------------
undistributed to the Cash Holders of the Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any Cash Holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to the Surviving Corporation for payment of their claim for Holdings Common Stock.

     (e)  No Liability.  None of SDW Acquisition, Holdings, the Surviving
          -------------
Corporation or the Exchange Agent shall be liable to any person in respect of any Cash Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Cash Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.01)), any such Cash Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (f)  Investment of Cash Fund.  The Exchange Agent shall invest the Cash
          ------------------------
Fund as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

     SECTION 3.01. Representations and Warranties of Holdings.  Holdings
                   -------------------------------------------
represents and warrants to SDW Acquisition as follows:

     (a)  Organization, Standing and Corporate Power.  Each of Holdings and each
          -------------------------------------------
     of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Holdings and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on Holdings and its subsidiaries taken as a whole.

     (b)  Authority.  Holdings has the requisite corporate power and authority
          ----------
     to enter into this Agreement and, subject to approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Holdings Common Stock, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Holdings and the consummation by Holdings of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Holdings, subject, in the case of this Agreement, to approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Holdings Common Stock. This Agreement has been duly executed and delivered by Holdings and constitutes a valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms.

     (c)  Voting Requirements.  The affirmative vote of the holders of a
          --------------------
     majority of the outstanding shares of Holdings Common Stock approving and adopting this Agreement is the only vote of the holders of any class or series of Holdings' capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

     (d)  No Conflict.  The execution and delivery of this Agreement by Holdings
          ------------
     do not, and, upon satisfaction of the conditions to Holdings' obligations hereunder, the performance of this Agreement by Holdings will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Holdings, (ii) conflict with or violate any law, rule, regulation, order, judgment or degree applicable to Holdings or any of its subsidiaries or by which any of its respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Holdings or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Holdings is a party or by which Holdings or any of its properties is bound or affected, except, in each case, for any such conflicts, violations, breaches, defaults, or other occurrences which have not been waived or would not, individually or in the aggregate, have a material adverse effect on Holdings and its subsidiaries taken as a whole.

     SECTION 3.02.  Representations and Warranties of SDW Acquisition.  SDW
                    --------------------------------------------------
Acquisition represents and warrants to Holdings as follows:

     (a)  Organization, Standing and Corporate Power. SDW Acquisition is a
          -------------------------------------------
     corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. SDW Acquisition is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on SDW Acquisition.

     (b)  Authority.  SDW Acquisition has the requisite corporate power and
          ----------
     authority to enter into this Agreement and, subject to approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Class A Common Stock of SDW Acquisition, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of SDW Acquisition, subject (in the case of such consummation) to approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Class A Common Stock of SDW Acquisition. This Agreement has been duly executed and delivered by SDW Acquisition and constitutes a valid and binding obligation of SDW Acquisition, enforceable against it in accordance with its terms.

     (c)  Voting Requirements. The affirmative vote of the holders of a majority
          --------------------
     of the outstanding shares of SDW Acquisition's Class A Common Stock approving and adopting this Agreement is the only vote of the holders of any class or series of SDW Acquisition's capital stock necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement.


                                   ARTICLE IV

                                   Covenants
                                   ---------

     SECTION 4.01.  Reasonable Efforts; Further Action.  Upon the terms and
                    ----------------------------------
subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable, to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions consummated by this Agreement, including (i) obtaining all consents, approvals, orders, authorizations, declarations and making filings with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity") and taking all reasonable steps as may be necessary to
 -------------------
obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining all necessary consents, approvals or waivers from third parties, the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the transactions contemplated hereby and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In case at any time after the Effective

Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable efforts to take all such necessary action.

     SECTION 4.02.  Notices.  Holdings and SDW Acquisition shall (x) give all
                    -------
notices, if any, required by Section 228(d) of the DGCL in connection with the approval by its shareholders of the Merger and (y) give all notices, if any, of appraisal rights required by Section 262 of the DGCL. If the condition in
Section 5.01(g)(i) has been satisfied, Holdings shall give a redemption notice in respect of the Holdings Preferred Stock in accordance with the Certificate of Designations concurrently with or promptly following the effectiveness of the Merger and take such other action as may be required thereunder in connection with such redemption.

     SECTION 4.03.  Rule 13E-3.  If required under the Securities Exchange Act
                    -----------
of 1934 (the "Exchange Act"), as soon as practicable following the date of this
              ------------
Agreement, Holdings and SDW Acquisition shall prepare and file with the Securities and Exchange Commission a Transaction Statement on Schedule 13E-3 (a "Transaction Statement") pursuant to Rule 13e-3 under the Exchange Act and mail
 ---------------------
such statement to persons required by law to receive it.

     SECTION 4.04.  Public Announcements.  SDW Acquisition and Holdings shall
                    ---------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange.


                                   ARTICLE V

                             Conditions Precedent
                             --------------------

     SECTION 5.01.  Conditions to Each Party's Obligation To Effect the Merger.
                    -----------------------------------------------------------
The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a)  Stockholder Approval.  This Agreement shall have been approved and
          ---------------------
     adopted by (x) the affirmative vote or consent of the holders of a majority of the outstanding shares of Holdings Common Stock in accordance with applicable law and Holdings' Restated Certificate of Incorporation and (y) the affirmative vote or consent of the holders of a majority of the outstanding shares of Class A Common Stock of SDW Acquisition in accordance with applicable law and SDW Acquisition's Certificate of Incorporation.

     (b)  No injunctions or Restraints.  No temporary restraining order,
          -----------------------------
     preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that
                                                        --------  -------
     each of the parties shall have used its reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

     (c)  Chase Consent.  Any consents required under the Amended and Restated
          --------------
     Credit and Guarantee Agreement, dated as of April 26, 1996, as amended to date, among Holdings, S.D. Warren Company, a Pennsylvania corporation, the several banks, financial institutions and other entities from time to time parties thereto (the "Lenders"), and The Chase Manhattan Bank (formerly
                           -------
     known as Chemical Bank), a New York banking corporation, as agent for the Lenders thereunder, in order for Holdings to consummate the Merger and for the Surviving Corporation to comply with its obligations arising as a result thereof (including in respect of warrants to purchase Holdings Common Stock) shall have been obtained.

     (d) Warrant Agreements.  All notices required under the Warrant Agreement
         -------------------
     between Holdings and The Bank of New York dated as of December 20, 1994 (with respect to the Class A Warrants) and the Amended and Restated Class B Warrant Agreement between Holdings and The Bank of New York dated as of July 6, 1995 (with respect to the Class B Warrants), shall have been given.

     (e)  Transaction Statement.  If a Transaction Statement was required to be
          ----------------------
     prepared and filed with the SEC and to be mailed to applicable security holders, the required time period for such dissemination shall have lapsed.

     (f) Financing.  HSL shall have performed its obligations under the Stock
         ----------
     Subscription Agreement (the "Subscription Agreement") among HSL, Sappi Deutschland and SDW Acquisition dated as of June 24, 1997, to the satisfaction of Holdings; and SDW Acquisition shall have received (including from HSL under the Subscription Agreement) the aggregate amount of Cash Consideration (as defined in the Subscription Agreement) plus the Additional Funding Amount (as defined in the Subscription Agreement) to be contributed to SDW Acquisition under Section 2.01(d)(i) of the Subscription Agreement.

     (g) Preferred Stock.  Either (i) if Holdings shall have determined to
         ----------------
     redeem the Holdings Preferred Stock in connection with the Merger, Holdings shall have taken such steps as are reasonably necessary to permit it to give notice of redemption in respect thereof concurrently with or promptly following the effectiveness of the Merger and the amount in paragraph (f) above shall include an amount representing the aggregate redemption price for all of the Holdings Preferred Stock or (ii) Holdings' transfer agent shall have received the opinion of counsel and officer's certificate referred to in Section 8(a) of the Certificate of Designations and Holdings and SDW Acquisition shall be satisfied in every respect that a class vote of the holders of Holdings Preferred Stock is not necessary with respect to the transactions contemplated hereby and that such preferred stock need not be called for redemption as a result of the transactions contemplated hereby.

     (h)  Appraisal Rights.  The period for demanding appraisal in connection
          -----------------
     with the Merger pursuant to Section 262 of the DGCL shall have expired with respect to all capital stock of Holdings having appraisal rights and no such demand shall have been received and not withdrawn.

     SECTION 5.02.  Conditions to Obligations of Holdings.  The obligations of
                    --------------------------------------
Holdings to effect the Merger are further subject to the following conditions:

     (a)  Representations and Warranties.  The representations and warranties of
          -------------------------------
     SDW Acquisition set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of SDW Acquisition set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing

     Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     (b)  Performance of Obligations of SDW Acquisition.  SDW Acquisition shall
          ----------------------------------------------
     have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     SECTION 5.03.  Conditions to Obligation of SDW Acquisition.  The
                    --------------------------------------------
obligations of SDW Acquisition to effect the Merger are further subject to the following conditions:

     (a)  Representations and Warranties.  The representations and warranties of
          -------------------------------
     Holdings set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Holdings set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     (b)  Performance of Obligations of Holdings.  Holdings shall have performed
          ---------------------------------------
     in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.


                                   ARTICLE VI

                       Termination, Amendment and Waiver
                       ---------------------------------

     SECTION 6.01.  Termination.  This Agreement may be terminated at any time
                    ------------
prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of Holdings or SDW
Acquisition:

     (a) by mutual written consent of SDW Acquisition and Holdings;

     (b) by Holdings if any holder of Holdings Common Stock or Holdings Preferred Stock demands appraisal of such Holdings Common Stock or Holdings Preferred Stock, as applicable, under Section 262 of the DGCL; or

     (c) by either Holdings or SDW Acquisition if the Effective Time has not occurred on or prior to November 30, 1997.

     SECTION 6.02.  Effect of Termination.  In the event of termination of this
                    ----------------------
Agreement by either Holdings or SDW Acquisition as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of SDW Acquisition or Holdings.

     SECTION 6.03.  Amendment.  Subject to any contractual restriction to which
                    ----------
Holdings or SDW Acquisition is a party, this Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of Holdings and SDW Acquisition; provided, however, that after any such approval, there shall be
             --------  -------
made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 6.04.  Extension; Waiver.  At any time prior to the Effective Time,
                    ------------------
the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 6.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 6.05.  Procedure for Termination, Amendment, Extension or Waiver.
                    ----------------------------------------------------------
A termination of this Agreement pursuant to Section 6.01, an amendment of this Agreement pursuant to Section 6.03 or an extension or waiver pursuant to Section
6.04 shall, in order to be effective, require in the case of SDW Acquisition or Holdings, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                                  ARTICLE VII

                              General Provisions
                              ------------------

     SECTION 7.01.  Nonsurvival of Representations and Warranties.  None of the
                    ---------------------------------- -----------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 7.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 7.02.  Notices.  All notices, requests, claims, demands and other
                    --------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a) if to SDW Acquisition, to

                               SDW Acquisition II Corporation
                               In care of Sappi Limited
                               48 Ameshoff Street
                               Braamfontein
                               Republic of South Africa

                               Attention:  William E. Hewitt
                                           Chief Financial Officer
                               Facsimile:  27 11 339 8297


                           (b) if to Holdings, to

                               SDW Holdings Corporation
                               2700 Westchester Avenue
                               Purchase, NY 10577
                               USA

                               Attention:  Chief Financial Officer
                               Facsimile:   1 914 696 55 33

                               with a copy separately delivered to:

                               Sappi Limited
                               48 Ameshoff Street
                               Braamfontein
                               Republic of South Africa

                               Attention:  William E. Hewitt
                                           Chief Financial Officer
                               Facsimile:  27 11 339 8297

     SECTION 7.03.  Definitions.  For purposes of this Agreement:
                    ------------

     (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

     (b) "material adverse effect" means, when used in connection with Holdings or SDW Acquisition, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of such party and its subsidiaries taken as a whole;

     (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

     (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

     SECTION 7.04.  Interpretation.  When a reference is made in this Agreement
                    ---------------
to a Section or Annex, such reference shall be to a Section of, or an Annex to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 7.05. Counterparts.  This Agreement may be executed in one or more
                   -------------
counterparts, all of, which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     SECTION 7.06.  Entire Agreement; No Third-Party Beneficiaries.  This
                    -------------------------------- --------------
Agreement and the Subscription Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both, written and oral, between the parties with respect to the subject matter of this Agreement and the Subscription Agreement and (b) except for the provisions of Article II from and after the Effective Time, are not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 7.07.  Governing Law.  This Agreement shall be governed by, and
                    --------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 7.08.  Assignment.  Neither this Agreement nor any of the rights,
                    -----------
interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 7.09.  Enforcement.  The parties agree that irreparable damage
                    ------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

     SECTION 7.10.  Further Assurances.  Subject to the conditions hereof, each
                    -------------------
party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably requested by the other party in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     SECTION 7.11  Waiver of Jury Trial.  Each party waives, to the fullest
                   ---------------------
extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation arising out of or relating to this Agreement.


                           [Signatures on next page.]

     IN WITNESS WHEREOF, SDW Acquisition and Holdings have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                        SDW HOLDINGS CORPORATION,

                                         By: /s/ W. E. Hewitt
                                            -------------------------------
                                             Name: W. E. Hewitt
                                             Title: Vice President


                                        SDW ACQUISITION II CORPORATION,

                                         By: /s/ W. E. Hewitt
                                            -------------------------------
                                             Name: W. E. Hewitt
                                             Title: Vice President

                                                     ANNEX A TO
                                                     AGREEMENT AND
                                                     PLAN OF MERGER




          Article FOURTH of Holdings' Restated Certificate of Incorporation shall be amended to read as follows, provided that such amendment shall not
                                     -------- ----
result in any amendment or deletion of the Certificate of Designations of 15% Senior Exchangeable Preferred Stock filed with the Secretary of State of the State of Delaware on December 19, 1994, as corrected by the Certificate of Corrections filed with the Secretary of State of the State of Delaware on January 25, 1995, as further amended by the Certificate of Amendment of Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on July 6, 1995:

                                 ARTICLE FOURTH

               (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is 5,300,000 shares with a par value of $.01 per share. A total of 300,000 of such shares shall be designated "Common Stock", comprised of 250,000 shares of "Class A Common Stock" and 50,000 shares of "Class B Common Stock". A total of 5,000,000 of such shares shall be designated as "Preferred Stock".

               (b) Each holder of shares of Class A Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. Subject to the provisions of applicable law and any certificate of designation providing for the issuance of any shares of Preferred Stock, the holders of outstanding shares of Class A Common Stock shall have and possess the exclusive right to notice of stockholders meetings and the exclusive power to vote. No stockholder will be permitted to cumulate votes at any election of directors. Except as otherwise provided herein or required by law, the holders of Class B Common Stock shall have no voting rights and shares of Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided, however, that any amendment, repeal or modification to
              --------  -------
     the Restated Certificate of Incorporation which would have the effect of changing the right of the Corporation's shares of Class B Common Stock to be converted into Class A Common Stock (including the obligation of the Corporation to reserve shares of Class A Common Stock to be issued upon conversion of the Class B Common Stock) must be approved by the affirmative vote of at least a majority of such shares.

               (c) Except as provided in subsection (b) above regarding voting rights, the Corporation's Common Stock shall be equal in every respect insofar as their relationship to the Corporation is concerned (but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of Common Stock by the Corporation). Subject to the rights of the Preferred Stock, the holders of Common Stock shall be entitled to share ratably, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends and other distributions (other than purchases, redemptions or other acquisitions of Common Stock by the Corporation) payable in cash, stock or otherwise;

     provided, however, that (x) in the case of dividends payable in shares of
     --------  -------
     Class A Common Stock, or options, warrants or rights to acquire shares of Class A Common Stock, or securities convertible into or exchangeable for shares of Class A Common Stock, the dividend payable with respect to the Class B Common Stock shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Class B Common Stock and (y) if any dividend consists of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common Stock, dividends consisting of non-voting securities of the Corporation that are otherwise identical to the voting securities and that are convertible into or exchangeable for such voting securities on the same terms as the Class B Common Stock is convertible into the Class A Common Stock.

               Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full in cash the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of Preferred Stock.

               Each share of Class B Common Stock shall be convertible, to the extent permitted by law, into one share of Class A Common Stock at the election of the holder. The Corporation shall, as promptly as practicable and in any event within fourteen days after receipt of written notice of such election in respect of shares of Class B Common Stock, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the shares of Class A Common Stock in exchange for the certificate or certificates representing the converted shares of Class B Common Stock. If less than all of the shares of Class B Common Stock represented by a single certificate have been converted, the Corporation shall, at the time of delivery of the certificate or certificates, deliver to the holder thereof a new certificate or certificates evidencing the remaining shares of Class B Common Stock. The Corporation shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates, except that, if share certificates shall be registered in a name or names other than the name of the holder thereof prior to conversion, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by such holder at the time of delivering the aforementioned notice or promptly upon receipt of a written request of the Corporation for payment. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such notice shall have been received by the Corporation, and at such time the rights of the holder of the shares of Class B Common Stock so converted shall cease and the person or persons in whose name or names the certificate or certificates for the shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares so converted and the certificate or certificates representing such shares of Class B Common Stock shall be deemed to represent such Class A Common Stock until exchanged as provided above.

               All shares of Class A Common Stock issued upon the conversion of the Class B Common Stock shall be validly issued, fully paid and nonassessable, free of all liens, taxes and other charges.

               At all times while any Class B Common Stock is authorized, the Corporation shall maintain its corporate authority to issue, and shall reserve for issuance upon conversion of the Class B Common Stock, such number of shares of Class A Common Stock as shall be sufficient to allow full conversion of all Class B Common Stock.

               If the Corporation shall in any manner subdivide (by stock split, stock dividend, or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of Class A Common Stock or Class B Common Stock, as applicable, shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder. In case of any reorganization, reclassification or change of shares of Class A Common Stock or Class B Common Stock (other than a change in par value or a change from par to no-par value or as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations, or any merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and that does not result in any reclassification or change of outstanding shares of Class A Common Stock or Class B Common Stock), each holder of any share of Class B Common Stock that remains outstanding subsequent to such event shall have the right at any time thereafter so long as the conversion right hereunder with respect to such Class B Common Stock would exist had such event not occurred, to convert its Class B Common Stock into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Class A Common Stock into which such shares of Class B Common Stock might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such reorganization, reclassification, change, consolidation or merger, effective provisions shall be made in the Certificate of Incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the holders of any shares of Class B Common Stock that remain outstanding subsequent to such event that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Class A Common Stock into which such Class B Common Stock might have been converted immediately prior to such event.

               (d) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine the following provisions, designations, preferences, qualifications, limitations, restrictions and the special or relative rights for shares of any such class or series of Preferred Stock:

                    (i) the designation of such class or series, the number of shares to constitute such class or series and the stated or liquidation value thereof if different from the par value thereof;

                    (ii) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                    (iii) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

                    (iv) whether the shares of such class or series shall be subject to redemption at the election of the Corporation and/or the holders of such class or series and, if so, the times, price and other conditions of such redemption, including securities or other property payable upon any such redemption if any;

                    (v) the amount or amounts payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of, the Corporation;

                    (vi) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                    (vii) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any securities, whether or not issued by the Corporation, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions or conversion or exchange;

                    (viii) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

                    (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional shares of stock, including additional shares of such class or series or of any other series of the same class or of any other class;

                    (x) the ranking (be it pari passu, junior or senior) of each
                                           ---- -----
          class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

                    (xi) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

               (e) Such divisions and determinations may be accomplished by an amendment to this Article FOURTH, which amendment may be made solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.

               (f) The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding.

               (g) Holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series, and no more, before any dividends shall be declared and paid, or set aside for payment, on shares of Common Stock with respect to the same dividend period.

               (h) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of each series of Preferred Stock will be entitled to receive the amount fixed for such series upon any such event plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein.

               (i) The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and condition fixed for such series.

               (j) Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of stockholders.